    As filed with the Securities and Exchange Commission on March 11, 1998

                                                    Registration No. ___________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                              ___________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                       Under The Securities Act of 1933

                               _________________

                              COYOTE SPORTS, INC.
            (Exact name of registrant as specified in its charter)

                                    Nevada
        (State or other jurisdiction of incorporation or organization)

                                  88-0326730
                     (I.R.S. Employer Identification No.)

                             2291 Arapahoe Avenue
                               Boulder, CO 80302
                   (Address of principal executive offices)

                  COYOTE SPORTS, INC.  1998 STOCK OPTION PLAN
                           (Full Title of the Plan)


Mel Stonebraker, Chief Executive Officer     Copy to:  Laurie P. Glasscock, Esq.
Coyote Sports, Inc.                                    Chrisman, Bynum & Johnson, P.C.
2291 Arapahoe Avenue                                   1900 Fifteenth Street
Boulder, CO 80302                                      Boulder, CO 80302

                                (303) 417-0942
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

==================================================================================================
                                               Proposed              Proposed
 Title of Securities     Amount to be          Maximum               Maximum            Amount of
        to be             Registered       offering price per    aggregate offering   Registration
     registered                                Share (1)             price (1)            Fee
--------------------------------------------------------------------------------------------------
Common Stock           1,000,000 shares          $5.44               $5,440,000          $1604.80
 ($.001
par value) to be
 issued pursuant to
 the Coyote Sports,
 Inc. 1998 Stock
 Option Plan
==================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of Coyote Sports, Inc. Common Stock on March 6, 1998, as reported on the NASDAQ Small Cap Market System.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
------------------------------------------------

         The following documents, which have been filed by Coyote Sports, Inc. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement , as of their respective dates:

             (a) The Company's Registration Statement No. 333-29077, filed on
                 June 12, 1997 and declared effective on September 18, 1997.

             (b) The Company's Form 10-QSB filed for the quarter ended September
                 30, 1997.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities
----------------------------------

         Not Applicable.

Item 5.  Interest of Named Experts and Counsel
----------------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
---------------------------------------------------

         Section 78.751 of the Nevada Revised Statutes permits, among other things, indemnification of persons made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties and fines (including attorneys' fees) if such person acted in good faith and in a manner which he reasonably believed to be in the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In addition NRS 78.751(3) requires payment by the corporation of reasonable expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense. A decision as to required indemnification is made by the stockholders; by a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding; or if such quorum of disinterested directors so order, by independent legal counsel in a written opinion; or if a quorum of disinterested directors cannot be obtained, by independent legal counsel in a written opinion. The Articles of Incorporation, as amended, provide that the Company shall indemnify, to the fullest extent permitted by law, any person and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that the person is or was a director or officer of the Company or, while serving as a director or officer, such person is or was serving as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. This indemnification may include indemnification for liabilities arising under the Securities Act of 1933.

Item 7.  Exemption from Registration Claimed
--------------------------------------------

         Not Applicable.

Item 8.  Exhibits
------------------

         4     1998 Stock Option Plan of the Company.

         5     Opinion of Chrisman, Bynum & Johnson, P.C.

         23.1  Consent of KPMG Peat Marwick LLP

         23.2 Consent of Chrisman, Bynum & Johnson, P.C. (Included in No. 5 above)

Item 9.  Undertakings
---------------------

A.       Post-Effective Amendments
         -------------------------

         The undersigned issuer hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the issuer pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       Subsequent Documents Incorporated by Reference
         ----------------------------------------------

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.

C.       Claims for Indemnification
         --------------------------

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized in the City of Boulder, State of Colorado, on the ___ day of March, 1998.

                                 COYOTE SPORTS, INC.


                                 By: /s/ Mel S. Stonebraker
                                     ___________________________________________
                                     Mel S. Stonebraker, Chief Executive Officer
                                            Principal Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


   Signatures                       Title                         Date
   ----------                       -----                         ----

/s/ Mel S. Stonebraker
_______________________    Chief Executive                    March 10, 1998
Mel Stonebraker            Officer, Secretary and Director

/s/ James M. Probst
_______________________    President and Director             March 10, 1998
James M. Probst            and Director

/s/ Jeffrey T. Kates
_______________________    Director                           March 10, 1998
Jeffrey T. Kates

/s/ Don A. Forte
_______________________    Director                           March 10, 1998
Don A. Forte

/s/ John P. McNeill
_______________________    Chief Financial Officer,           March 10, 1998
John P. McNeill            Principal Accounting Officer

                               INDEX TO EXHIBITS

Exhibit No.

4       1998 Stock Option Plan of the Company

5       Opinion of Chrisman, Bynum & Johnson, P.C.

23.1    Consent of KPMG Peat Marwick, LLP

23.2    Consent of Chrisman, Bynum & Johnson, P.C. (Included in Exhibit 5 above)